Exhibit 99.1

Semrush Announces Second Quarter 2025 Financial Results
•Second quarter revenue of $108.9 million, up 20% year-over-year
•Customers paying more than $50,000 annually increased 83% year-over-year
•Semrush named Leader in SEO Solutions by Forrester
•Company announces $150 million share repurchase program
August 4, 2025 – BOSTON – (BUSINESS WIRE) – Semrush Holdings, Inc. (NYSE: SEMR), a leading online visibility management SaaS platform, today reported financial results for the second quarter ended June 30, 2025.
“We posted strong revenue growth in the second quarter and were especially pleased by the accelerated adoption of our AI and Enterprise products,” said Bill Wagner, CEO. “We are very excited about our leadership position in the market and our long-term growth opportunities. To underscore this conviction, we are announcing a $150 million share repurchase program.”
Second Quarter 2025 Financial Highlights
•Second quarter revenue of $108.9 million, up 20% year-over-year.
•Loss from operations of ($4.3) million for the second quarter, compared to income from operations of $3.4 million in the prior year’s quarter.
•Second quarter operating margin of (4.0%), compared to 3.7% in the prior year period.
•Non-GAAP income from operations of $12.0 million for the second quarter for a non-GAAP operating margin of 11.0%, compared to non-GAAP income from operations of $12.2 million in the prior year period for a non-GAAP operating margin of 13.4%.
•Cash flow from operations was $0.7 million in the second quarter, representing a cash flow from operations margin of 0.6%.
•ARR of $435.3 million as of June 30, 2025, up 15% year-over-year.
•Approximately 116,000 paying customers as of June 30, 2025.
•Dollar-based net revenue retention of 105%, as of June 30, 2025.

See “Non-GAAP Financial Measures & Definitions of Key Metrics” below for how Semrush defines ARR, dollar-based net revenue retention, non-GAAP income from operations, non-GAAP operating margin, free cash flow, and free cash flow margin, and the financial tables that accompany this release for reconciliations of each non-GAAP financial measure to its closest comparable GAAP financial measure.
Second Quarter 2025 Business Highlights
We are committed to empowering our customers with a best-in-class platform designed to boost their online presence and gain an edge in the market.
•We advanced and expanded many of our offerings and continued investments in Generative AI to provide enhanced, more efficient content creation and marketing capabilities through Semrush’s platform:

◦Announced general availability of AI Optimization (AIO), a Semrush Enterprise Solution, providing businesses with tools to track, control, and optimize brand presence across AI-powered search platforms.
◦Introduced Toolkits, an AI-powered, all-in-one platform that provides businesses with streamlined workflows, centralized marketing tools, and the ability to drive measurable performance.
◦Added SearchGPT as a search engine option within the Position Tracking tool, enabling users to monitor domain visibility on leading AI conversational platforms alongside traditional search engines.
◦Released the AI Traffic dashboard inside the Traffic & Market Toolkit, allowing businesses to track brand visibility across AI tools like ChatGPT, Copilot, Gemini, and Perplexity.
◦Launched a new algorithm update in Semrush .Trends, offering sharper insights, broader domain coverage, and faster delivery of fresh traffic data.
•Semrush customers who pay more than $10,000 annually grew by 35% year-over-year.
•Forrester named Semrush as a Leader in SEO Solutions and recognized Semrush’s competitive intelligence, robust analytics, and vision for SEO as the “engine of digital discoverability.”
•Company strengthens leadership with appointment of Caroline Tsay to Board of Directors.
“Looking ahead, I am energized about our ability to drive durable growth, profitability, and strong cash flow,” said Brian Mulroy, CFO. “Our share repurchase program demonstrates our strong conviction in the business, reflects the strength of our balance sheet and free cash flow generation, highlights the attractive valuation opportunity and reinforces our commitment to delivering shareholder value.”
Share Repurchase Program
Today, the Company announces that a special committee composed of independent members of our Board of Directors authorized an inaugural share repurchase program. Share repurchases of our Class A common stock under the $150 million program may be made from time to time on the open market (including pursuant to Rule 10b5-1 trading plans), through privately negotiated transactions, or other legally permissible means. The share repurchase program has no time limit, does not obligate Semrush to acquire a specified number of shares, and may be suspended, modified, or terminated at any time, without prior notice. The number of shares to be repurchased will depend on market conditions and other factors.
Based on information as of today, August 4, 2025, we are issuing the following financial guidance:
Third Quarter 2025 Financial Outlook
•For the third quarter, we expect revenue in a range of $111.1 million to $112.1 million, which at the mid-point would represent growth of approximately 15% year-over-year.
•We expect third quarter non-GAAP operating margin to be approximately 11.5%.

Full-Year 2025 Financial Outlook
The company is revising its annual revenue outlook to reflect softer demand at the lower end of the market, impacted by an increase in paid-search cost per click.

•For the full year, we expect revenue in a range of $443.0 to $446.0 million, which at the mid-point would represent growth of approximately 18% year-over-year.

•We expect full year non-GAAP operating margin to be approximately 12%.
•We expect the full year free cash flow margin to be approximately 12%.
Reconciliations of non-GAAP operating margin and free cash flow margin guidance to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call and Webcast Details
Semrush will host a conference call and webcast to discuss its financial results, business highlights, outlook and other matters, the details for which are provided below.
Date: Tuesday, August 5th, 2025
Time: 8:30 a.m. ET
Hosts: Bill Wagner, CEO, and Brian Mulroy, CFO

Conference ID: 978610
Participant Toll Free Dial-In Number: +1 833 470 1428
Participant International Dial-In Number: +1 929 526 1599
The live webcast of the conference call as well as the replay can be accessed for a limited time from the Semrush investor relations website at http://investors.semrush.com/.
About Semrush
Semrush is a leading online visibility management SaaS platform that enables businesses globally to run search engine optimization, advertising, content, social media and competitive research campaigns and get measurable results from online marketing. Semrush offers insights and solutions for companies to build, manage, and measure campaigns across various marketing channels. Semrush is headquartered in Boston and has offices in Austin, Dallas, Amsterdam, Barcelona, Belgrade, Berlin, Munich, Limassol, Prague, Warsaw, and Yerevan.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “positioning,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, guidance on financial results for the third quarter and full fiscal year of 2025 (including revenue, non-GAAP operating margin, and free cash flow margin); statements regarding the expectations of demand for our products and cash flow generation; statements about improvements to and expansion of our products and platform, and launching new products; statements about future operating results, including revenue, growth opportunities, variability of expenses, ability to realize efficiencies, future spending and incremental investments, business trends, our ability to deliver profits, and growth and value for shareholders;

assumptions regarding foreign exchange rates; and plans, expectations and statements regarding our share repurchase program.
The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in our filings with the SEC, including our most recent annual report on form 10-K, and our subsequently filed quarterly reports and other SEC filings. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect our results is included in our SEC filings, which may be obtained by visiting our Investor Relations page on its website at investors.semrush.com or the SEC's website at www.sec.gov.
Non-GAAP Financial Measures & Definitions of Key Metrics
We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but also to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. We also believe that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. We also believe free cash flow margin is useful to investors as we monitor it as a measure of our overall business performance, which enables us to analyze our future performance without the effects of non-cash items and allows us to better understand the cash needs of our business. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.
Annual Recurring Revenue (ARR) is defined as the total subscription revenue as of a given date that we expect to contractually receive over the subsequent 12 months from customers on an annualized basis, assuming no increases, reductions or cancellations.
This ARR definition was updated in our Annual Report on Form 10-K for the period ended December 31, 2024 to simplify the explanation of our calculation around the treatment of monthly and longer-term contracts, and to be more consistent with other SaaS businesses, which we believe improves the ability for investors to compare our metric against other businesses. Additionally, our definition was updated to note that we do not assume there will be any increases, reductions, or cancellations. Given our efforts to retain and win back customers, and our belief that we will be successful in many of those retention efforts, we believe the updated definition is more accurate. We did not recast ARR results to conform ARR under the prior definition to the updated definition as there is no variance between the two definitions for the periods presented.

Dollar-based net revenue retention is defined as (a) the revenue from our customers during the twelve-month period ending one year prior to such period as the denominator and (b) the revenue from those same customers during the twelve months ending as of the end of such period as the numerator. This calculation excludes revenue from new customers and any non-recurring revenue.
Free cash flow and free cash flow margin. We define free cash flow, a non-GAAP financial measure, as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized software development costs. We define free cash flow margin as free cash flow divided by GAAP revenue.
Non-GAAP income (loss) from operations, and non-GAAP operating margin. We define non-GAAP income (loss) from operations as GAAP income (loss) from operations, excluding Stock Based Compensation, Amortization of Acquired Intangible Assets, Acquisition Related Costs, Restructuring Costs and other one-time expenses outside the ordinary course of business (for example, our Exit Costs incurred primarily in 2022). We define non-GAAP operating margin as non-GAAP income (loss) from operations divided by GAAP revenue. We believe investors may want to consider our results with and without the effects of these items in order to compare our financial performance with that of other companies that exclude such items and to compare our results to prior periods.
Stock-based compensation. Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies, timing of awards and changes in stock price.
Amortization of acquired intangible assets. Excluding amortization of acquired intangible assets from non-GAAP expense and income measures allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation.
Restructuring and other costs. Restructuring and other costs include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business. Restructuring expenses consist of employee severance costs, charges for the closure of excess facilities and other contract termination costs. Other costs include litigation contingency reserves, asset impairment charges, relocation expenses associated with the migration of employees in 2022 that occurred throughout 2022 and early 2023, and gains or losses on the sale or disposition of certain non-strategic assets or product lines.

Acquisition-related costs. In recent years, we have completed a number of acquisitions, which result in transition, integration and other acquisition-related expense which would not otherwise have been incurred, are unpredictable and dependent on a significant number of factors that are deal-specific or outside of our control, are not indicative of our operational performance (or that of the acquired businesses or assets) and are likely to fluctuate as our acquisition activity increases or decreases in future periods. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us.

Semrush Holdings, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$108,892	$90,951	$213,910	$176,763
Cost of revenue (1)	21,110	14,957	40,981	29,602
Gross profit	87,782	75,994	172,929	147,161
Operating expenses
Sales and marketing (1)	45,011	35,000	86,318	68,921
Research and development (1)	23,801	19,288	45,713	36,592
General and administrative (1)	23,315	18,312	45,317	36,786
Total operating expenses	92,127	72,600	177,348	142,299
(Loss) income from operations	(4,345)	3,394	(4,419)	4,862
Other income, net	2,287	2,616	6,459	6,255
(Loss) income before income taxes	(2,058)	6,010	2,040	11,117
Provision for income taxes	4,719	4,649	8,162	7,753
Net (loss) income	(6,777)	1,361	(6,122)	3,364
Net loss attributable to noncontrolling interest in consolidated subsidiaries	(210)	(298)	(404)	(433)
Net (loss) income attributable to Semrush Holdings, Inc.	$(6,567)	$1,659	$(5,718)	$3,797

Net (loss) income attributable to Semrush Holdings, Inc. per share attributable to common stockholders—basic:	$(0.04)	$0.01	$(0.04)	$0.03
Net (loss) income attributable to Semrush Holdings, Inc. per share attributable to common stockholders—diluted:	$(0.04)	$0.01	$(0.04)	$0.03

Weighted-average number of shares of common stock used in computing net (loss) income per share attributable to common stockholders—basic:	148,311	145,678	147,765	145,122
Weighted-average number of shares of common stock used in computing net (loss) income per share attributable to common stockholders—diluted:	148,311	148,825	147,765	148,261

¹ includes stock-based compensation expense as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenue	$116	$59	$160	$98
Sales and marketing	2,260	1,209	3,887	1,979
Research and development	3,917	1,371	6,383	2,007
General and administrative	7,143	4,527	12,118	8,197
Total stock-based compensation	$13,436	$7,166	$22,548	$12,281

The following table sets forth a reconciliation of our (loss) income from operations and operating margin to non-GAAP income from operations and non-GAAP operating margin, respectively (percentage amounts may not sum due to rounding):

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Reconciliation of Non-GAAP income from operations	($)	(%)	($)	(%)	($)	(%)	($)	(%)
(Loss) income from operations	$(4,345)	(4.0)%	$3,394	3.7%	$(4,419)	(2.1)%	$4,862	2.8%
Stock-based compensation expense	13,437	12.3%	7,166	7.9%	22,548	10.5%	12,281	6.9%
Amortization of acquired intangibles	1,432	1.3%	890	1.0%	2,811	1.3%	1,582	0.9%
Restructuring and other costs	1,088	1.0%	—	—%	2,400	1.1%	2,124	1.2%
Acquisition-related costs, net	345	0.3%	737	0.8%	829	0.4%	1,075	0.6%
Non-GAAP income from operations	$11,957	11.0%	$12,187	13.4%	$24,169	11.3%	$21,924	12.4%

The following table sets forth a reconciliation of our net cash provided by operating activities and net cash provided by operating activities (as a percentage of revenue) to free cash flow and free cash flow margin, respectively (percentage amounts may not sum due to rounding):

	Three Months Ended June 30, 2025				Six Months Ended June 30, 2025
	2025		2024		2025		2024
Reconciliation of Free cash flow	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Net cash provided by operating activities	$684	0.6%	$12,143	13.4%	$22,793	10.7%	$26,922	15.2%
Purchases of property and equipment	(604)	(0.6)%	(2,147)	(2.4)%	(1,329)	(0.6)%	(2,906)	(1.6)%
Capitalization of internal-use software costs	(3,653)	(3.4)%	(2,354)	(2.6)%	(6,532)	(3.1)%	(4,369)	(2.5)%
Free cash flow	$(3,573)	(3.3)%	$7,642	8.4%	$14,932	7.0%	$19,647	11.1%

Semrush Holdings, Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$54,322	$48,875
Short-term investments	204,225	186,693
Accounts receivable	14,243	8,955
Deferred contract costs, current portion	10,178	10,044
Prepaid expenses and other current assets	18,138	21,617
Total current assets	301,106	276,184
Property and equipment, net	6,673	6,534
Operating lease right-of-use assets	11,551	11,126
Intangible assets, net	35,317	32,055
Goodwill	59,924	56,139
Deferred contract costs, net of current portion	3,495	3,080
Other long-term assets	6,883	5,825
Total assets	$424,949	$390,943
Liabilities, noncontrolling interest, and stockholders' equity
Current liabilities
Accounts payable	$13,505	$10,463
Accrued expenses	20,627	20,216
Deferred revenue	81,730	71,827
Current portion of operating lease liabilities	4,966	4,669
Other current liabilities	4,853	6,913
Total current liabilities	125,681	114,088
Deferred revenue, net of current portion	235	235
Deferred tax liability	1,798	1,621
Operating lease liabilities, net of current portion	7,852	7,602
Other long-term liabilities	1,216	1,045
Total liabilities	136,782	124,591
Commitments and contingencies
Stockholders' equity
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	345,664	322,586
Accumulated other comprehensive income (loss)	2,862	(2,221)
Accumulated deficit	(69,480)	(63,762)
Total stockholders' equity attributable to Semrush Holdings, Inc.	279,047	256,604
Noncontrolling interest in consolidated subsidiaries	9,120	9,748
Total stockholders’ equity	288,167	266,352
Total liabilities, noncontrolling interest and stockholders' equity	$424,949	$390,943

Semrush Holdings, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2025	2024
Operating Activities
Net (loss) income	$(6,122)	$3,364
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization expense	6,313	4,269
Amortization of deferred contract costs	7,043	6,054
Amortization (accretion) of premiums and discounts on investments	(1,400)	(2,023)
Non-cash lease expense	2,451	2,233
Stock-based compensation expense	22,548	12,281
Change in fair value included in other income, net	(1,271)	—
Deferred taxes	39	(217)
Other non-cash items	1,255	1,400
Changes in operating assets and liabilities
Accounts receivable	(5,427)	(774)
Deferred contract costs	(7,591)	(6,129)
Prepaid expenses and other current assets	(4,166)	(4,017)
Accounts payable	2,630	1,906
Accrued expenses	104	2,917
Other current liabilities	(233)	360
Deferred revenue	9,358	7,353
Other long-term liabilities	162	92
Change in operating lease liability	(2,900)	(2,147)
Net cash provided by operating activities	22,793	26,922
Investing Activities
Purchases of property and equipment	(1,329)	(2,906)
Capitalization of internal-use software costs	(6,532)	(4,369)
Purchases of short-term investments	(61,524)	(83,605)
Proceeds from sales and maturities of short-term investments	46,000	102,500
Purchases of convertible debt securities	—	(650)
Funding of investment loan receivables	—	(7,000)
Proceeds from repayment of investment loan receivables	7,676	—
Cash paid for acquisition of assets and businesses, net of cash acquired	(1,097)	(10,026)
Purchases of noncontrolling interest	(223)	—
Purchases of other investments	—	(131)
Net cash used in investing activities	(17,029)	(6,187)
Financing Activities
Proceeds from exercise of stock options	648	3,053
Taxes paid related to net share settlement of equity awards	(426)	—
Repayment of acquired debt	(1,088)	—
Payment of finance leases	(211)	(493)
Net cash (used in) provided by financing activities	(1,077)	2,560
Effect of exchange rate changes on cash and cash equivalents	760	(614)
Increase (decrease) in cash, cash equivalents and restricted cash	5,447	22,681
Cash, cash equivalents and restricted cash, beginning of period	49,060	58,848
Cash, cash equivalents and restricted cash, end of period	$54,507	$81,529

Investor
Brinlea C. Johnson
The Blueshirt Group
Semrush Holdings, Inc.
ir@semrush.com

Media
Jena Sullivan
Senior Public Relations Manager
Semrush Holdings, Inc.
jena.sullivan@semrush.com